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                                                                    EXHIBIT 99.1

ALIGN-RITE, PHOTRONICS AMEND MERGER TERMS

LOS ANGELES, Jan 10 (Reuters) -- Align-Rite International, Inc. (NasdaqNM:MASK -- news) said on Monday it agreed to amend the terms of its merger with Photronics, Inc. (NasdaqNM:PLAB -- news).

The boards of directors from both photomask makers agreed to give shareholders of Align-Rite 0.85 share of Photronics stock for each Align-Rite common share, leaving Align-Rite stockholders with 15 percent of Photronics stock.

Previously Align-Rite shareholders would receive the equivalent of $23.09 per share, or about 16 percent of Photronics stock.

The companies said in a statement the amended terms were due to changes in Align-Rite's operating results since the original merger agreement was signed in September.

The deal was valued at about $114 million in stock and subject to approval by Align-Rite shareholders, the statement said.

Photronics shares closed up 1-11/16 to 28-1/2 each on the Nasdaq market, while Align-Rite shares fell 1/8 to 20 each.